WeirFouIds LLP

June 20, 2008

             R. Ian Mitchell

             T: 416-947-5088

             imitchell@weirfoulds.com

DELIVERED

             File 12045.00002

Tara Gold Resources Corp.

2162 Acorn Court

Wheaton, IL 60187

United States of America

Dear Sirs/Mesdames:

Re:

La Camera Mining Inc.

We are counsel to La Camera Mining Inc. ("LCMI") and we are writing to advise you that our client has determined to surrender in its entirety the property more commonly known as the Picacho property as set out in that certain binding commitment to purchase agreement between LCMi and Tara Gold Resources Corp. ("Tara") dated the 19th day of December, 2007 (the "Agreement"). Our client hereby surrenders any and all interest in and to the Mineral Claim Blocks comprising the Contractual Interests (as those term are defined in the Agreement) as of the date hereof. This letter also confirms that our client has now surrendered all interest in the properties covered by the master agreement between Tara, LCMI, Corporacion Amermin S.A. de C.V. and Minero La Camera Mexico S.A. de C.V. and that all of their obligations thereunder and under all agreements and promissory notes referenced therein are hereby terminated.

Please do not hesitate to contact me should you have any questions.

Yours truly,

WeirFoulds LLP

Per:

R. Ian Mitchell

c:

Martin B. Carroll, Esq (Fox, Hefter, Swibel, Levin & Carroll, LLP)

Jose Alberto Jimenez Probert, Esq. (Jimenez Probert)

Tom Buranosky (Fox, Hefter, Swibel, Levin & Carroll, LLP)

William Quesnel (La Camera Mining Inc.)

David DesLaurier (La Camera Mining Inc,)

Sanjay Joshi (WeirFoulds LLP)

The Exchange Tower, Suite 1600 P.O. Box 480,130 King Street West Toronto, Ontario, Canada M5X 1J5

T:416-365-1110 F:416-366-1876

www.weirfoulds.com